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                                                                    Exhibit 23.1

                     [GRIMSLEY, WHITE & COMPANY LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



As the independent certified public accountant of Rocky Ford Federal Savings and Loan Association, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Conversion Application.




January 24, 1997


/s/ Grimsley, White & Company

Grimsley, White & Company